UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: July 26, 2005
(Date of earliest event reported)
Manor Care, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-10858 (Commission File Number)	34-1687107 (IRS Employer Identification No.)
333 N. Summit Street
Toledo, Ohio 43604-2617
(Address of principal executive offices, including zip code)
(419) 252-5500
(Registrant’s telephone number, including area code)
          Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
     On July 26, 2005, Manor Care, Inc. (“Manor Care”) entered into a purchase agreement under which it agreed to sell $400 million aggregate principal amount of its 2.125% convertible senior notes due 2035 (the “Notes”) to the initial purchasers named in the agreement (the “Initial Purchasers”). The net proceeds from the offering, after deducting the initial purchasers’ discount and the estimated offering expenses payable by Manor Care, are expected to be approximately $391 million. A copy of the purchase agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.
     The closing of the sale of the Notes occurred on August 1, 2005. The Notes and the shares of Manor Care’s common stock issuable in certain circumstances upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Manor Care offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. Manor Care relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.
     The Notes are governed by an Indenture, dated August 1, 2005, between Manor Care, the Subsidiary Guarantors party thereto and Wachovia Bank, National Association, as Trustee. A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K.
     The Notes will be convertible into cash and, if applicable, shares of Manor Care’s common stock based on an initial conversion rate, subject to adjustment, of 22.3474 shares per $1,000 principal amount of Notes (which represents an initial conversion price of approximately $44.75 per share), only under the following circumstances: (1) if the average of the last reported sales prices of our common stock for the 20 trading days immediately prior to the conversion date is greater than or equal to 120% of the conversion price per share of common stock on such conversion date; (2) if Manor Care has called the Notes for redemption; (3) upon the occurrence of specified corporate transactions, as set forth in the Indenture; or (4) if the credit ratings assigned to the Notes decline to the levels described in the Indenture. Upon conversion of a note, a holder will receive cash and shares of our common stock, if any, based on a daily conversion value, as described in the Indenture, calculated on a proportionate basis for each day of the 20 trading-day cash settlement averaging period. A holder will receive cash in lieu of any fractional shares of common stock.
     The Notes will bear interest at a rate of 2.125% per annum until August 1, 2010 and at a rate of 1.875% per annum thereafter on the principal amount of the Notes, payable semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2006.
     The Notes will mature on August 1, 2035. Manor Care may redeem the Notes at its option on or after August 1, 2010 at a redemption price in cash equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date.
     Furthermore, the holders of the Notes may require Manor Care to purchase all or a portion of their Notes under certain circumstances, in each case at a repurchase price in cash equal to 100% of the principal amount of the repurchased Notes, plus any accrued and unpaid interest to, but excluding, the repurchase date. Manor Care may be required to repurchase the Notes:
•	on each of August 1, 2010, August 1, 2015, August 1, 2020, August 1, 2025 and August 1, 2030; or

•	if certain fundamental changes occur.
     The Notes will be general unsecured obligations of Manor Care and will rank equally with all of Manor Care’s existing and future senior debt; and senior to all of Manor Care’s future subordinated debt. The Notes will be guaranteed on a senior unsecured basis by all of Manor Care’s subsidiaries that have guaranteed, or will in the future guarantee, obligations under the 7 1/2% Senior Notes due 2006 issued by Manor Care of America, Inc. and obligations under Manor Care’s 8% Senior Notes due 2008, 6.25% Senior Notes due 2013, 2.125% Convertible Senior Notes due 2023 and Manor Care’s unsecured revolving credit facility. These guarantees will be senior obligations of Manor Care’s subsidiary guarantors. If Manor Care fails to make payments on the Notes, Manor Care’s subsidiary guarantors must make them instead.
     In connection with the sale of the Notes, Manor Care entered into a registration rights agreement, dated August 1, 2005, with the Initial Purchasers. Under the registration rights agreement, Manor Care has agreed to file within 90 days of the date on which the Notes are first issued a shelf registration statement for resales of the Notes, the subsidiary guarantees and the shares of common stock issuable upon conversion of the Notes. Manor Care is further obligated to use its reasonable best efforts to cause the shelf registration statement to become effective under the Securities Act within 180 days after the date on which the Notes are first issued. If Manor Care fails to comply with certain of its obligations under the registration rights agreement, it will be required to pay additional interest to holders of the Notes under specified circumstances. A copy of the registration rights agreement is filed as Exhibit 4.3 to this Current Report on Form 8-K.
     In connection with the sale of the Notes, Manor Care entered into a convertible note hedge transaction with respect to its common stock (the “Purchased Call Options”) with a dealer. The Purchased Call Options will cover, subject to customary anti-dilution adjustments, approximately 8.9 million shares of Manor Care’s common stock. Concurrently with entering into the Purchased Call Option transaction, Manor Care also entered into a warrant transaction whereby Manor Care will sell to the dealer warrants to acquire, subject to customary anti-dilution adjustments, approximately 8.9 million shares of Manor Care’s common stock (the “Sold Warrants”).
     The Purchased Call Options and Sold Warrants are separate contracts entered into by Manor Care with the dealer, are not part of the terms of the Notes and will not affect the holders’ rights under the Notes. A copy of the Warrant Agreement is filed as Exhibit 99.2 to this Current Report on Form 8-K and a copy of the Call Option Agreement is filed as Exhibit 99.3 to this Current Report on Form 8-K.
     The Purchased Call Options and Sold Warrants are expected to reduce the potential dilution upon conversion of the Notes in the event that the market value per share of Manor Care’s common stock at the time of exercise is greater than the strike price of the Purchased Call Options, which corresponds to the initial conversion price of the Notes and is simultaneously subject to certain customary adjustments.
     If the market value per share of Manor Care’s common stock at the time of exercise is above the strike price of the Purchased Call Options, the Purchased Call Options entitle Manor Care to receive from the dealer net shares of Manor Care’s common stock based on the excess of the then current market price of Manor Care’s common stock over the strike price of the Purchased Call Options. Additionally, if the market price of Manor Care’s common stock at the time of exercise of the Sold Warrants exceeds the strike price of the Sold Warrants, Manor Care will owe the dealer net shares of Manor Care’s common stock in an amount based on the excess of the then current market price of Manor Care’s common stock over the strike price of the Sold Warrants.

     If the market value of Manor Care’s common stock at the maturity of the Sold Warrants (if not otherwise exercised by the dealer) exceeds the strike price of the Sold Warrants, the dilution mitigation under the Purchased Call Options will be capped, which means that there would be dilution from conversion of the Notes to the extent that the then market value per share of Manor Care’s common stock exceeds the strike price of the warrants at the time of conversion.
     The Notes and Warrants and the underlying common stock issuable upon conversion of the Notes and exercise of the Warrants have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
Section 2-Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On August 1, 2005, Manor Care issued $400 million aggregate principal amount of 2.125% convertible senior notes due 2035 in a private placement pursuant to exemptions from the registration requirements of the Securities Act.
     The Notes and the underlying common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
     The information provided in Item 1.01 is incorporated herein by reference.
Section 3-Securities and Trading Markets
Item 3.02. Unregistered Sales of Equity Securities.
     On July 26, 2005, Manor Care agreed to sell $400 million aggregate principal amount of 2.125% convertible senior notes due 2035 in a private placement pursuant to exemptions from the registration requirements of the Securities Act.
     The Notes and the underlying common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
     On July 26, 2005, pursuant to the Sold Warrants, Manor Care agreed to sell approximately 8.9 million shares of Manor Care’s common stock in a private placement pursuant to exemptions from the registration requirements of the Securities Act.
     The underlying common stock issuable upon exercise of the Sold Warrants have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
     The information provided in Item 1.01 is incorporated herein by reference.
Section 9-Financial Statements or Exhibits
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits
4.1	Indenture, dated August 1, 2005, between Manor Care, Inc., the Subsidiary Guarantors and Wachovia Bank, National Association, as Trustee.

4.2	Form of 2.125% Convertible Senior Notes due 2035 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated August 1, 2005, among Manor Care, Inc., the Guarantors and the Initial Purchasers named therein.

99.1	Purchase Agreement, dated July 26, 2005, among Manor Care, Inc., the Subsidiary Guarantors and the Initial Purchasers named therein.

99.2	Warrant Agreement, dated July 26, 2005, between Manor Care, Inc. and J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association.

99.3	Call Option Agreement, dated July 26, 2005, between Manor Care, Inc. and J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 1, 2005

Manor Care, Inc.
By:	/s/ R. Jeffrey Bixler
	Name:	R. Jeffrey Bixler
	Title:	Vice President and General Counsel

Exhibit Index

Exhibit Number	Description
4.1	Indenture, dated August 1, 2005, between Manor Care, Inc., the Subsidiary Guarantors and Wachovia Bank, National Association, as Trustee.

4.2	Form of 2.125% Convertible Senior Notes due 2035 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated August 1, 2005, among Manor Care, Inc., the Guarantors and the Initial Purchasers named therein.

99.1	Purchase Agreement, dated July 26, 2005, among Manor Care, Inc., the Subsidiary Guarantors and the Initial Purchasers named therein.

99.2	Warrant Agreement, dated July 26, 2005, between Manor Care, Inc. and J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association.

99.3	Call Option Agreement, dated July 26, 2005, between Manor Care, Inc. and J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association.